UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2010 (August 27, 2010)

CORPORATE RESOURCE SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30734	80-0551965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Broadway, 11th Floor, New York, NY		10038
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:         (646) 443-2380

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.       Completion of Acquisition or Disposition of Assets.

On September 1, 2010, Corporate Resource Services, Inc. (the “Company”) filed a Current Report on Form 8-K reporting, among other things, the completion of the acquisition of Tri-Overload Staffing Inc. (“Tri-Overload”) by means of a merger of Tri-Overload into Insurance Overload Acquisition Corp., a wholly-owned subsidiary of the Company.  The Current Report is being amended by this Amendment No. 1 to include the financial statements and information required by Item 9.01(a) and the pro forma financial information required by Item 9.01(b).

Item 9.01        Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited financial statements as of and for the years ended June 30, 2009 and 2008 for the predecessor of Tri-Overload, American Multiline Corporation (“AMC”), and the unaudited financial statements as of and for the year ended June 30, 2010 (which includes periods as AMC and Tri-Overload), and the related notes are included as Exhibit 99.1 to this report.

 (b) Pro Forma Financial Information.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2010, and the unaudited pro forma condensed consolidated statements of operations for the year ended September 30, 2009, and the nine months ended June 30, 2010, are filed as Exhibit 99.2 herewith.

Exhibit Number	Description of Exhibit

99.1	Financial Statements of Business Acquired

99.2	Pro Forma Financial Information.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corporate Resource Services, Inc.

By:	/s/ Jay H. Schecter
Name: Jay H. Schecter
Title: Chief Executive Officer

Dated:  November 12, 2010

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Financial Statements of Business Acquired

99.2	Pro Forma Financial Information